Exhibit 10.2

Exhibit 10.2 February 11, 2014 Mary Ellen Keating Dear Mary Ellen, As a valued employee in an important leadership role, we would like to extend an additional benefit to you which will provide financial security in the event your employment is terminated. Effective immediately, the following terms and conditions will apply to your employment: In the event that your employment is terminated by the Company without Cause, the Company shall pay you an amount equal to one times your then annual base salary. Payments will be made bi-weekly less all applicable withholding and other applicable taxes and deductions provided that you execute and deliver to the Company, and do not revoke, a release of all claims against the Company substantially in the form attached hereto as Exhibit A (“Release”). For purposes of this letter, “Cause” means (A) your engaging in misconduct or gross negligence which is injurious to Company; (B) your indictment or conviction by a court of competent jurisdiction with respect to any felony or other crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants), or your entry of a plea of nolo contendere with respect to any felony involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants); (C) any gross negligence, intentional acts or intentional omissions by you, as determined by the Company in connection with the performance of the duties and responsibilities of your employment hereunder; (D) engaging in any act of misconduct or moral turpitude, as determined by the Company; (E) abuse of or dependency on alcohol or drugs (illicit or otherwise) which adversely affects job performance; (F) failure or refusal by you to properly perform (as determined by the Company in its reasonable discretion and judgment) the duties, responsibilities or obligations of your employment for reasons other than Disability or authorized leave, or to properly perform or follow (as determined by the Company in its reasonable discretion and judgment) any lawful direction by the Company; or (G) breach of this Agreement or of any other duty to, written policy of, or agreement with the Company. Please feel free to contact me if you have any questions. Sincerely, Michelle Smith Vice President, Human Resources MS/kmm Attachment